MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------



Exhibit 10.44

Version 4.2

CORTEX NT SELLING AGREEMENT

October 29, 1998

SCHEDULE

This Selling Agreement hereinafter referred to as the "Agreement", is entered into between:

IN-SNEC (groupe INTERTECHNIQUE) hereafter referred to as IN-SNEC, with Principle' Offices at:
2, rue de Caen
14 740 Bretteville l'Orgueilleuse
FRANCE

And

Microdyne Communication Technologies, Inc. hereafter referred to as MCTI, with principle offices at:
491 Oak Road
Ocala, Florida 34472

USA

This Agreement is entered into on October 1, 1998 and shall expire on December 31, 1999 unless extended in writing by mutual Agreement between the parties.

SCOPE OF THE WORK

THE PRODUCT
This Agreement covers the selling by MCTI of IN-SNEC's Telemetry, Tracking and Control unit : the CORTEX NT
Under this Agreement, MCTI shall be able to sell the CORTEX NT product as a complete TT&C assembly including TT&C modules, chassis, power supply and setup software.
For each CORTEX NT sold by MCTI, IN-SNEC shall deliver the hardware and software corresponding to the given configuration, either fully assembled or in the form of modules and software to be integrated by MCTI in a PC.

THE TERRITORY

1) US MARKET

MCTI shall be responsible to fully develop the satellite market in the USA exclusive of the following IN-SNEC commercial satellite house accounts:

- Spam Systems/LORAL

- HUGHES Space & Communications




--------------------------------------------------------------------------------

MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------



- PanAmSat

- Skynet

- Intelsat

- TIW

- Lockheed Martin, Sunnyvale, CA

The companies above are the IN-SNEC house accounts for the purposes of this agreement IN-SNEC may at their discretion assign one or more of these USA accounts at any point during the duration of this Agreement to MCTI if they deem in the interest of IN-SNEC. IN-SNEC shall not transfer these accounts to a third party.
Integral Systems is a designated MCTI house account.

2) NON U.S. MARKET

EUROPE - IN-SNEC shall exercise exclusive distribution for the product.
OTHER REGIONS - Excluding distribution in the USA as addressed above, MCTI shall exercise exclusive world-wide distribution of the product except for:

- Customers already using IN-SNEC TT&C products, ANNEX #2.

- Countries for which IN-SNEC has already exclusive Rep. Agreements, as set forth in ANNEX #3. MCTI shall be allowed to sell the CORTEX NT to its designated Customers, in the designated territories.

MILITARY MARKET
MCTI shall develop the military market for the product in the USA including those Customers and government agencies that use SGLS or other types of non-commercial ranging systems. IN-SNEC recognizes that some military Customers will be located within companies fisted as IN-SNEC house accounts, but that these military groups are separate and distinct from the commercial satellite house accounts. IN-SNEC commits to respect the development of military Customers as separate and distinct Customers within such companies as listed below if they so exist:

- Space Systems/LORAL

- HUGHES Space & Communications

- PanAmSat

- Skynet

- Intelsat

- TIW

- Lockheed Martin, Sunnyvale, CA



--------------------------------------------------------------------------------

MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------


SELLING AND DISTRIBUTION

The selling prices for "standard" CORTEX NT configurations shall be determined by IN-SNEC in a Selling Price List. The selling prices given to their Customers by MCTI for a given CORTEX NT configuration shall not be less than the selling prices defined by IN-SNEC in the Selling Price List, unless by prior written approval from IN-SNEC. IN-SNEC shall approve the MCTI to customer price reduction whenever there is no danger of competition between both parties herein involved.

The IN-SNEC Selling Price List shall provide a schedule of selling price and of net cost to MCTI for those products that are manufactured and/or assembled by IN-SNEC. The Annex #1 attachment sets forth these prices. The prices shall be expressed in U.S. Dollars and shall be maintained without change for six months
(6) from any previous change unless agreed to in writing by MCTI. In such case, the change notice shall come into force within a reasonable period of time after its issue, but in no case greater than one month from receipt of notice by MCTI. With any price change, either with the customer selling price or the price to MCTI, IN-SNEC guarantees no decrease in margin percentages except with the written approval by MCTI. The initial Selling Price List. as detailed in Annex #1, shall be negotiated between the both parties prior to entering into the Agreement.

MCTI shall be able to use this Selling Price List for quoting of these "standard' CORTEX NT configurations. The validity of the offers issued by MCTI shall not exceed two months and shall be honored by IN-SNEC at the selling price established at the time of the quotation.

All specific price requests brought up by MCTI, either for software or hardware changes/adaptations or discounts shall be mutually agreed upon between MCTI and IN-SNEC in order to provide the most efficient and competitive solutions to the Customer and a reasonable profit to MCTI. Furthermore, outstanding quotations provided to Customers by MCTI shall be honored by IN-SNEC at the selling price established at the time of the quotation and for the time duration that the quotation is in effect.

MCTI shall maintain a sales staff reasonably sufficient in its judgement to sell the product in the territory, using direct employees or regional representatives as it sees fit

Each fame CORTEX NT units are sold by MCTI, the latter shall inform IN-SNEC of the configuration within 60 days of customer order, quantity, the Customer name and the delivery schedule. A MCM purchase order to IN-SNEC for hardware and/or software shall also constitute notification of sale.

a 4

ASSEMBLING

By written mutual Agreement between both parties, MCTI may elect to assemble the product in the USA in order to meet Customer demand and/or government requirements of "made in USA" or to support U.S. military tactical applications of the product.

In such a case:

IN-SNEC shall provide MCTI with all reasonable information including instructions, specifications, drawings and assistance to allow MCTI to properly complete them for CORTEX NT assembling.




--------------------------------------------------------------------------------

MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------





IN-SNEC shall be responsible for all hardware and software changes, customer adaptations, product evolution and enhancements. MCTI shall not modify the hardware or software design of the CORTEX NT or its modules without prior approval from IN-SNEC. MCTI shall guarantee that the hardware performances of the CORTEX NT they assemble correspond to the performances given by the IN-SNEC product specification

IN-SNEC shall inform MCTI if a change or an evolution of the CORTEX NT manufacturing process is performed,

The CORTEX NT product rights shall remain property of IN-SNEC.

WARRANTY AND MAINTENANCE

The extent of the obligations of IN-SNEC concerning a sale of any of the goods shall be expressed in written warranty. The warranty shall be in lieu of all other warranties expressed or implied, and no other person is authorized to assume any additional obligations concerning the sale of goods. The warranty terms as stated in the contract for sale or sales quotations sent by MCTI shall reflect the same warranty terms as expressed by IN-SNEC.

MCTI shall be responsible for Warranty and Maintenance of all CORIEX NT units that MCTI assembles. IN-SNEC shall provide complete warranty assistance to MCTI for their Customers.

TRAINING AND ASSISTANCE

IN-SNEC and MCTI shall make available personnel and facilities for training as needed upon reasonable notice at no charge to either party for reasonable duration daring the normal course of this Agreement

ADVERTISING AND PROMOTION

IN-SNEC shall make available to MCTI product literature, specifications, test results, Customer testimonials and other marketing, technical and promotional material as generated for IN-SNEC's own marketing purposes, in reasonable quantities at no charge to MCTI.

Marketing expenses in the USA and North America deemed necessary by MCTI shall be borne by MCTI

IN-SNEC shall use its reasonable commercial efforts to make available equipment or personnel if needed to support major exhibitions and conferences deemed in the interest of both parties.

IN-SNEC and MCTI shall jointly share expenses for any agreed upon special and extraordinary marketing expenses in agreed upon percentages.

MCTI shall be able to participate in the elaboration of product literature on the CORTEX NT product. The product literature shall be subject to approval by IN-SNEC prior to release on the market.



--------------------------------------------------------------------------------

MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

OTHER TERMS OF THE AGREEMENT

LIQUIDATED DAMAGES

All disputes arising out of or related to this Agreement, unless resolved by the parties within fifteen business days from the receipt of notice of controversy or claim, shall be settled by final and binding arbitration in accordance with the rules then in force of the International chamber of Commerce. The location of the arbitration shall be Pans (France) and the applicable laws shall be of the commercial court of Caen (France).

NO AGENCY STATUS

The Agreement contemplates that MCTI and IN-SNEC shall maintain their separate identity and existence. No provision of this Agreement shall be construed to make MCTI the agent of IN-SNEC, nor shall MCTI be entitled to enter into contracts on behalf of IN-SNEC or otherwise bind IN-SNEC by the actions of MCTI.

LABELING

CORTEX NT units assembled or acquired by MCTI for their market may carry the MCTI label and shall keep the initial product name (CORTEX NT).

MEETINGS

During the lifetime of the Agreement, MCTI and IN-SNEC shall hold three or four meetings a year for discussing the progress of Marketing and Sale actions concerning past, present and future business opportunities and planned product changes and developments. These meetings shall allow both MCTI and IN-SNEC to improve their partnership and to consolidate their position on commercial and military TT&C business. The meeting schedule and location forecast shall be established and mutually agreed upon in December each year.

AGREEMENT RENEWAL AND TERMINATION

This Agreement may be renewed from year to year thereafter upon written mutual consent by both parties.

This Agreement may be terminated in the event of any of the following:

- After the initial term specified above, and three months advance notice of termination from one party to the other,

- Immediately upon sending notice by either party on the happening of any of the following:

- Failure of IN-SNEC or MCTI to remedy any default in the performance of it's obligations hereunder within thirty (30) days after notice of such default shall have been given by the injured party.

- If either party shall admit it's insolvency, shall execute an assignment for the benefit of creditors or shall voluntarily become the subject of any bankruptcy, receivership, reorganization or dissolution proceeding, or




--------------------------------------------------------------------------------

MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------



- If either party involuntarily shall become the subject of bankruptcy, receivership, reorganization of dissolution proceeding and such proceeding shall not have been dismissed within thirty (30) days thereafter.

NOTICES

Any official notice to be given under this Agreement by either party to the other shall be effected by either a personal delivery in writing by Federal Express or other overnight delivery service. Mailed notices shall be addressed to the parties at their addresses appearing on the first page of this Agreement, but each party may change its address, after giving notice.

MISCELLANEOUS

Within the scope of the Agreement, any competition between MCTI and IN-SNEC for selling CORTEX NT units shall be avoided and a compromise shall be worked out between both parties.

In case the new market developed by MCTI shows a significant increase of IN-SNEC's market share in the field of TT&C, the possibility of MCTI manufacturing the CORTEX NT shall be negotiated in good faith by the parties.

FT



--------------------------------------------------------------------------------

MICRODYNE CORPORATION                           1998 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------



SIGNATURE PAGE

In witness thereof the parties hereto have entered into this Agreement as of the day and year first written above:

MICRODYNE

/s/Robert W. Andrews
President
Microdyne Communication Technologies, Inc.

Date:

/s/ Raymond Soubereielle,
Vice President
IN-SNEC

Date





--------------------------------------------------------------------------------
                                    PAGE 59